Exhibit 23.3

                   Consent of Hoefer & Arnett Incorporated as
                     Financial Advisor to North Bay Bancorp


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                                 April 20, 2000

North Bay Bancorp
1500 Soscol Avenue
Napa, California 94559

         We hereby consent to the inclusion of the Fairness Opinion of Hoefer & Arnett Incorporated in the Form SB-2 Registration Statement of North Bay Bancorp. We also consent to references made in such Registration Statement, and the included prospectus, to Hoefer & Arnett Incorporated. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                          Hoefer & Arnett Incorporated

                          /s/ Jean-Luc Servat
                          ----------------------------
                          By: Jean-Luc Servat
                              Managing Director